Exhibit 5.1
January 25, 2011
Rent-A-Center, Inc.
Subsidiary Guarantors Listed in the Form S-4
Ladies and Gentlemen:
     We have acted as counsel to Rent-A-Center, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined herein) in connection with the preparation and filing of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the offering and issuance of $300,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2020 (the “Exchange Notes”) for like principal amount of the Company’s issued and outstanding 6.625% Senior Notes due 2020 (the “Outstanding Notes”) and (ii) the guarantees (the “Guarantees”) of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the “Subsidiary Guarantors”) of the Exchange Notes and the Outstanding Notes. The Exchange Notes will be issued under an Indenture, dated as of November 2, 2010 (as amended or supplemented and in effect, the “Indenture”), between the Company, the Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Subsidiary Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Subsidiary Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Subsidiary Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization of the Exchange Notes and the Guarantees of the Exchange Notes), execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.
     Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:
1)	The Exchange Notes and the Guarantees of the Exchange Notes have been duly authorized;
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MINNEAPOLIS • MUNICH • NEW YORK • RIYADH • SAN ANTONIO • ST. LOUIS • WASHINGTON DC
www.fulbright.com

Rent-A-Center
January 25, 2011

2)	When (i) the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (ii) the Exchange Notes have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

3)	When (i) the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (ii) the Exchange Notes have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Guarantees of the Exchange Notes will constitute valid and binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms.
     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas and the General Corporation Law and the Limited Liability Company Act of the State of Delaware and reported judicial interpretations of such laws, and, except as set forth in the succeeding sentence, we are expressing no opinion as to the effect of the laws of any other jurisdiction. With regard to Subsidiary Guarantors that are organized or formed under the laws of Arizona, Nevada or Ohio, we have relied on the opinions of DLA Piper LLP, Lionel Sawyer & Collins, and Frantz Ward LLP, attached hereto as Exhibits A, B and C, respectively, as to the matters set forth in such opinions.
     The enforceability of the Exchange Notes and the Guarantees of the Exchange Notes may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion. We express no opinion as to the validity, legally binding effect or enforceability of Section 12.13 of the Indenture relating to the severability of any provision of the Indenture, Exchange Notes or Guarantees of the Exchange Notes.
     This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

Rent-A-Center
January 25, 2011

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included as part of the Registration Statement.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.

Exhibit A

DLA Piper LLP (US)
January 25, 2011
Fulbright & Jaworski LLP
2200 Ross Avenue, Suite 2800
Dallas, TX 75201
Ladies and Gentlemen:
     You have informed us that Rent-A-Center, Inc., a Delaware corporation (“RAC”), and certain subsidiary guarantors of RAC, including The Rental Store, Inc., an Arizona corporation (the “Local Guarantor”), are preparing a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”), pursuant to which RAC is registering under the Securities Act of 1933, as amended, an aggregate of $300,000,000 aggregate principal amount of its 6.625% Senior Notes due 2020 (the “Exchange Notes”) and related guarantees in exchange for an equivalent principal amount of RAC’s outstanding 6.625% Senior Notes due 2020 (the “Outstanding Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the exchange offer.
     You have further informed us that the Exchange Notes and related guarantees will be issued (and the Outstanding Notes and related guarantees were issued) pursuant to an Indenture, dated as of November 2, 2010 (the “Indenture”), among RAC, certain subsidiary guarantors of RAC from time to time party thereto, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The Local Guarantor became a party to the Indenture upon the execution and delivery by the Local Guarantor of a Supplemental Indenture, dated December 21, 2010, among RAC, the Local Guarantor and the Trustee (the “Supplemental Indenture”). Accordingly, the Local Guarantor will issue a guarantee with respect to the Exchange Notes (the “Guarantee”).
     In connection with the preparation and filing of the Registration Statement, you have requested that we render to you the opinions set forth below regarding the Local Guarantor.
A. Documents Examined
     In rendering the opinions set forth herein, we have examined following documents (collectively, the “Corporate Documents”):
     (a) the Articles of Merger and Amendment of Diamondback Merger Sub, Inc., a Delaware corporation (“Merger Sub”) with and into Local Guarantor, as filed with the Arizona Corporation Commission on December 21, 2010 (File No. -0154116-3) (the “Articles of Merger”);
     (b) the Organizational Consent of Directors of Merger Sub, dated December 16, 2010;

     (c) the Third Amended and Restated Articles of Incorporation of Local Guarantor, as filed with the Arizona Corporation Commission on December 21, 2010;
     (c) the Bylaws of Local Guarantor; and
     (d) the Supplemental Indenture.
     We have also examined such other corporate documents and records of Local Guarantor and made such other investigation as we have deemed necessary or appropriate to render the opinions set forth below. As to matters of fact material to our opinions set forth below, we have relied, without independent investigation or inquiry, on certificates of public officials and relevant public records.
B. Opinions
     Based on the foregoing, and subject to the assumptions, qualifications, and limitations set forth below, it is our opinion that:
     1. Local Guarantor is a corporation legally existing and in good standing under the laws of the State of Arizona.
     2. Local Guarantor has the corporate power to enter into the Supplemental Indenture and the Guarantee.
     3. The Supplemental Indenture has been duly authorized, executed and delivered by Local Guarantor.
     4. The Guarantee has been duly authorized by Local Guarantor. The Guarantee will be duly executed and delivered by Local Guarantor when it is (a) signed by an officer of Local Guarantor duly authorized to do so by the Board of Directors of Local Guarantor in a resolution that remains in full force and effect, and (b) delivered to the Trustee in accordance with the terms of the Indenture.
     5. No consent, approval, authorization or other order of any governmental agency or body of the State of Arizona generally applicable to entities such as the Local Guarantor, or, to our knowledge, of any court of the State of Arizona, is required of the Local Guarantor for the execution and delivery of the Guarantee.
C. Assumptions
     With your permission, in rendering the foregoing opinions, we have made the following assumptions. We have made these assumptions without independent verification, and with the understanding that we are under no duty to inquire about or perform any investigation regarding such matters:

     (a) the genuineness of all signatures not witnessed, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the legal capacity of each individual who signed any of those documents;
     (b) the due authorization, execution and delivery by the parties thereto of all documents examined by us (other than the due authorization of the Supplemental Indenture and Guarantee by the Local Guarantor);
     (c) the accuracy, completeness, and genuineness of all representations and certifications made to or obtained by us, including those of public officials;
     (d) the accuracy and completeness of records of Local Guarantor provided to us;
     (e) that each of the Corporate Documents remain in full force and effect;
     (f) that the Supplemental Indenture was delivered to the Trustee in accordance with the terms of the Indenture; and
     (g) that no fraud or dishonesty exists with respect to any matters relevant to our opinions.
D. Qualifications and Limitations
The opinions set forth above are subject to the following qualifications and limitations:
     1. The opinions expressed in Paragraph B.1 above as to the legal existence and good standing of Local Guarantor are based solely on our review of a good standing certificate issued by the Arizona Corporation Commission, dated January 23, 2011, a copy of which has been made available to you, and our opinions with respect to such matters are limited accordingly.
     2. The opinions expressed herein are limited exclusively to the laws of the State of Arizona and reported judicial interpretations of such laws, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     3. Where we render an opinion “to our knowledge,” it is based solely upon the actual knowledge of the attorneys who have been directly involved in preparing this opinion, and means that in the course of such preparation no facts have come to our attention that would give us actual knowledge or actual notice that the opinion is not accurate.
     The opinions included in this letter are intended for your sole use in connection with your preparation and filing of the Registration Statement as described above and are not to be made available to or relied upon by any other person or entity, nor may this letter be relied upon or used by you for any other purpose, without our prior express written consent. We hereby consent to the filing of this opinion as an attachment to your opinion, as filed with the

Registration Statement. This letter is rendered as of the date hereof and we disclaim any undertaking to advise you hereafter of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the opinions or confirmations expressed herein.

Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)

Exhibit B

lionel sawyer & collins

SAMUEL S. LIONEL
GRANT SAWYER
    (1918-1996)
JON R. COLLINS
    (1923-1987)
RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
DAN R. REASER
PAUL E. LARSEN
ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. “PETE” GIBSON, III
CHARLES H. McCREA JR.
GREGORY E. SMITH
MALANI L. KOTCHKA
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
GREGORY R. GEMIGNANI
LINDA M. BULLEN
LAURA J. THALACKER
DOREEN SPEARS HARTWELL
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III
ERIN FLYNN
JENNIFER ROBERTS
MARK A. CLAYTON	ATTORNEYS AT LAW 1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com	MICHAEL D. KNOX
MEREDITH L. MARKWELL
DOUGLAS A. CANNON
RICHARD T. CUNNINGHAM
MATTHEW R. POLICASTRO
JENNIFER J. DiMARZIO
PEARL L.GALLAGHER
SUSAN L. MYERS
BRIAN S. PICK
JENNIFER L. BRASTER
LUCAS J. TUCKER
CHRISTOPHER WALTHER
KEVIN J. HEJMANOWSKI	KETAN D. BHIRUD
ROBERT W. HERNQUIST
TIMOTHY R. MULLINER
COURTNEY MILLER O’MARA
BRIAN H. SCHUSTERMAN
MOHAMED A. IQBAL, JR.
KELLY R. KICHLINE
MARK J. GARDBERG
JAMES B. GIBSON
GREG J. CARLSON
JING ZHAO
JOHN D. TENNERT

January 25, 2011	OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 mgoldstein@lionelsawyer.com
Rent-A-Center Texas, L.L.C.
5501 Headquarters Dr.
Plano, TX 75024
Our file 18977-04
Ladies and Gentlemen:
As special Nevada counsel for Rent-A-Center Texas, L.L.C., a Nevada limited liability company (the “Local Guarantor”) we are rendering this opinion in connection with the preparation by Rent-A-Center, Inc., a Delaware corporation (“RAC”), and certain subsidiary guarantors of RAC, including the Local Guarantor, of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) relating to the proposed exchange offer by RAC to issue up to $300,000,000 aggregate principal amount of 6.625% Senior Notes due 2020 (the “Exchange Notes”) and related guarantees in exchange for an equivalent principal amount of outstanding 6.625% Senior Notes due 2020 (the “Outstanding Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the exchange offer.
     The Exchange Notes will be issued pursuant to an Indenture, dated as of November 2, 2010, among RAC, certain subsidiary guarantors of RAC, including the Local Guarantor, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) relating to the Outstanding Notes (“Indenture”). The Local Guarantor will issue a guarantee with respect to the Exchange Notes (the “Guarantee”).
RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

lionel sawyer & collins
ATTORNEYS AT LAW
Rent-A-Center Texas, L.L.C.
January 25, 2011

We have examined:
1. The Registration Statement;
2. the Indenture;
3. the Exchange Notes;
4. the Guarantee of the Local Guarantor as evidenced by the Indenture;
5. Articles of Organization for the Local Guarantor certified by the Nevada Secretary of State (the “Local Guarantor Articles of Organization”);
6. Good Standing Certificates for the Local Guarantor certified by the Nevada Secretary of State;
7. Resolutions for the Local Guarantor certified by an officer of the Local Guarantor;
8. Operating Agreement for the Local Guarantor certified by an officer of the Local Guarantor (the “Local Guarantor Operating Agreement”);
9. Certificates of an officer of the Local Guarantor.
We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.
As used herein, the phrase “the best of our knowledge” means only such actual knowledge as we have obtained from consultation with attorneys presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the matters covered by such opinions. Except as expressly provided otherwise herein, we have not conducted any other investigation or review in connection with the opinions rendered herein, including without limitation a review of any of our files or the files of RAC or the Local Guarantor.
We assume the due authorization, execution and delivery of the Indenture by the Trustee.

lionel sawyer & collins
ATTORNEYS AT LAW
Rent-A-Center Texas, L.L.C.
January 25, 2011

Based upon the foregoing and subject to the following it is our opinion that:
(i) The Local Guarantor is a limited liability company which has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Nevada.
(ii) The Local Guarantor has all requisite limited liability company power and authority to enter into and deliver the Indenture and the Guarantee and to perform its specific obligations under the Indenture and the Guarantee.
(iii) The Indenture and the Guarantee have been validly authorized by the requisite limited liability company action of the Local Guarantor.
(iv) The execution and delivery of the Indenture and the Guarantee, the performance of the Indenture and the Guarantee and the consummation of the transactions contemplated therein and compliance by the Local Guarantor with its obligations thereunder do not and will not: (1) require any consent or approval of their respective members or (2) result in any violation of the provisions of (A) any applicable Nevada law or administrative regulation or to the best of our knowledge, any administrative or court decree of any agency or court of the State of Nevada, which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Local Guarantor and RAC considered as one enterprise or (B) the Local Guarantor Articles of Organization or Local Guarantor Operating Agreement.
We express no opinion as to the laws of any jurisdiction other than the State of Nevada.
We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

lionel sawyer & collins
ATTORNEYS AT LAW
Rent-A-Center Texas, L.L.C.
January 25, 2011

This opinion letter is intended solely for use in connection with the registration and offering of the Guarantee as described in the Registration Statement; provided, however, we hereby consent to the reliance upon this opinion by Fulbright & Jaworski L.L.P, in connection with the Registration Statement and transactions related to the Indenture and the Guarantee.

Very truly yours,
/s/ LIONEL SAWYER & COLLINS

LIONEL SAWYER & COLLINS

Exhibit C

January 25, 2011
Rent-A-Center, Inc.
5501 Headquarters Drive
Plano, Texas 75024
Ladies and Gentlemen:
     We have acted as special counsel to Rainbow Rentals, Inc., an Ohio corporation (“RRI”), in connection with the preparation and filing by Rent-A-Center, Inc., a Delaware corporation (“RAC”), and certain subsidiary guarantors of RAC, including RRI, of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) relating to the proposed exchange offer by RAC to issue up to $300,000,000 aggregate principal amount of 6.625% Senior Notes due 2020 (the “Exchange Notes”) and related guarantees in exchange for an equivalent principal amount of outstanding 6.625% Senior Notes due 2020 (the “Outstanding Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the exchange offer.
     The Exchange Notes will be issued pursuant to an Indenture, dated as of November 2, 2010, among RAC, certain subsidiary guarantors of RAC, including RRI, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) relating to the Outstanding Notes (“Indenture”). RRI will execute a guarantee with respect to the Exchange Notes (the “Guarantee”). Any capitalized terms used in this Opinion and not otherwise defined have the meanings given to such terms in the Indenture.
     In rendering this Opinion, we have examined originals or copies of such corporate records of RRI, certificates and other communications of public officials, certificates of officers of RRI and such other documents as we have deemed necessary. As to questions of fact material to the opinions rendered herein, we have, to the extent we deemed appropriate, relied on certificates of officers of RRI and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us (other than the due authorization of the Indenture and the due authorization, execution and delivery of the Guarantee by RRI), the legal capacity of each individual who signed any of those documents, and the accuracy and completeness of all public records reviewed by us.
     Where we render an opinion “to our knowledge,” it is based solely upon the actual knowledge of the attorneys who have been directly involved in representing RRI, and that in the course of our representation of RRI that no facts have come to our attention that would give us actual knowledge or actual notice that the opinion is not accurate. We have undertaken no independent investigation or verification of such matters.

     Based on the foregoing and subject to the qualifications set forth in subsequent portions of this letter, we are of the opinion that:
     1. RRI is a corporation, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantee.
     2. The execution, delivery and performance by RRI of the Indenture and the Guarantee have been duly authorized by all requisite corporate action on the part of RRI and the Indenture and the Guarantee have been duly executed and delivered by RRI.
     3. The Guarantee will be (a) duly executed by RRI when signed by an officer of RRI designated in the resolutions of its Board of Directors relating thereto, and (b) duly delivered by RRI when duly executed by RRI and delivered to the Trustee, to the extent that such delivery to the Trustee also constitutes deliver to the Holders.
     4. No consent, approval, authorization or order of any governmental agency or body of the State of Ohio generally applicable to corporations is required to be obtained by RRI for the consummation of the transactions contemplated by the Indenture or the Guarantee.
     5. To our knowledge, no consent, approval, authorization or order of any court of the State of Ohio is required to be obtained by RRI for the consummation of the transactions contemplated by the Indenture or the Guarantee.
     We are admitted to practice law in the State of Ohio, and do not herein express any opinion as to matters governed by any laws other than the federal laws of the United States of America and the laws of the State of Ohio.
     This Opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. The opinions expressed herein are rendered as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Fulbright & Jaworski L.L.P. may rely upon this opinion in connection with the Registration Statement and the transactions contemplated by the Indenture and the Guarantee.

Very truly yours,
/s/ FRANTZ WARD LLP
FRANTZ WARD LLP